Exhibit 99.1

CONTACT:
Kenneth A. Posner
Capital Bank Financial Corp
Chief of Strategic Planning and Investor Relations
Phone: (212) 399-4020
Kposner@cbfcorp.com

Beth S. DeSimone
Investor Relations
CommunityOne Bancorp
Phone: (336) 626-8300
Beth.DeSimone@Community1.com

CAPITAL BANK FINANCIAL AND COMMUNITYONE RECEIVE APPROVAL FOR MERGER, ANNOUNCE SHAREHOLDER ELECTION DEADLINE IS OCTOBER 24, 2016

Charlotte, NC. (October 12, 2016) - Capital Bank Financial Corp. (NASDAQ: CBF) (“Capital Bank Financial”) and CommunityOne Bancorp (NASDAQ: COB) (“CommunityOne”) today announced that they have received regulatory approval from the Federal Reserve, the FDIC and the North Carolina Office of the Commissioner of Banks to complete their previously-announced merger. The transaction is expected to close on or about October 26, 2016.

“We are very pleased to receive these approvals and are looking forward to welcoming our new teammates and clients from CommunityOne,” said Capital Bank Financial Chairman and Chief Executive Officer Gene Taylor. “This merger will create a high-powered Carolinas franchise while meeting the financial expectations of our shareholders.”

“We also are pleased that the merger can now move forward,” said Bob Reid, CommunityOne’s President and Chief Executive Officer. “We anticipate a successful merger of our two institutions.”
Capital Bank’s Chief Financial Officer, Chris Marshall, added, “Based on the anticipated closing date, we expect to convert systems during the first quarter of 2017, which would position us to start recognizing cost savings beginning in the second quarter.”

Exhibit 99.1

Capital Bank Financial and CommunityOne also announced that the election deadline for CommunityOne shareholders to make merger consideration elections in connection with the proposed merger is 5:00 p.m., New York City time, on October 24, 2016. CommunityOne shareholders of record wishing to make an election regarding the form of consideration they would prefer to receive must deliver to Computershare Trust Company, N.A. (“Computershare”), the election and exchange agent in the merger, the following: properly completed election forms, together with their stock certificates, a book-entry transfer of shares or a properly completed notice of guaranteed delivery. These must be received by Computershare by the election deadline of 5:00 p.m., New York City time, on October 24, 2016.

CommunityOne shareholders who hold their shares in “street name” through a bank, broker or other nominee may have an election deadline required by their street name holder, or bank, broker or other nominee earlier than October 24, 2016. They should carefully review any materials they received from their bank, broker or other nominee to determine the election deadline applicable to them.

CommunityOne shareholders may elect to receive, with respect to each share of CommunityOne common stock held, either $14.25 in cash without interest or 0.43 shares of Capital Bank Financial Class A common stock. All elections are subject to the proration procedures provided in the merger agreement. As a result, shareholders who elect to receive entirely cash or entirely stock may receive a combination of cash and common stock, and shareholders who elect to receive a combination of cash and stock may receive cash and common stock in a different proportion from what they elected.

Shareholders who do not submit a properly completed election form to the exchange agent by the election deadline will be deemed to have no preference as to the form of consideration they will receive and will receive cash, shares of Capital Bank Financial Class A common stock or a combination of both, depending on the elections of other CommunityOne shareholders. After CommunityOne shareholders have made their elections and tendered their shares of CommunityOne common stock to the exchange agent, they will be unable to sell or transfer their shares of CommunityOne common stock unless they revoke their election prior to the election deadline.

All of the documents necessary to make an election were previously mailed to CommunityOne shareholders of record as of February 18, 2016. CommunityOne shareholders of record may obtain additional copies of the election documents by contacting CommunityOne Investor Relations at 1017 E. Morehead Street, Suite 200, Charlotte, North Carolina 28204 or calling (336) 626-8300. CommunityOne shareholders who hold their shares in “street name” may obtain additional copies of the election documents by contacting their bank, broker or other nominee.

A more complete description of the merger consideration and the proration procedures applicable to elections is contained in the joint proxy statement/prospectus dated March 15, 2016, mailed to CommunityOne shareholders of record on or about March 18, 2016. CommunityOne shareholders are urged to read the joint proxy statement/prospectus carefully and in its entirety. Copies of the joint proxy statement/prospectus may be obtained for free by following the instructions below under “Additional Information and Where to Find It.”

Exhibit 99.1

After the final results of the election process are determined, Capital Bank Financial expects to publicly announce how much cash and how many shares of Capital Bank Financial Class A common stock were issued to CommunityOne shareholders in the merger. The proposed merger remains subject to the expiration of all regulatory waiting periods and the satisfaction of the other conditions contained in the merger agreement.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank Corporation, a State of North Carolina chartered financial institution with $7.6 billion in total assets as of June 30, 2016, and 151 full-service banking offices throughout Florida, North and South Carolina, Tennessee and Virginia. To learn more about Capital Bank Financial Corp., please visit www.capitalbank-us.com.

About CommunityOne Bancorp

CommunityOne Bancorp is the Charlotte, North Carolina-based bank holding company for CommunityOne Bank, N.A. Founded in 1907 as First National Bank of Asheboro, CommunityOne has grown into a $2.4 billion community bank, operating 45 full service banking branches throughout central, southern and western North Carolina, and loan production offices in Raleigh and Winston-Salem, North Carolina and Charleston, South Carolina. To learn more about CommunityOne Bancorp, please visit www.community1.com.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Capital Bank Financial and CommunityOne. Capital Bank Financial has filed a registration statement on Form S-4 and amendments thereto with the Securities and Exchange Commission (“SEC”), which includes a joint proxy statement of Capital Bank Financial and CommunityOne and a prospectus of Capital Bank Financial, and each party has filed and will file other documents regarding the proposed transaction with the SEC. A definitive joint proxy statement/prospectus also was sent to Capital Bank Financial’s and CommunityOne’s stockholders in connection with the required stockholder approvals. Investors and security holders of Capital Bank Financial and CommunityOne are urged to read the entire registration statement and joint proxy statement/prospectus carefully, as well as any amendments or supplements to these documents, because they contain important information about the proposed transaction. The documents filed by Capital Bank Financial and CommunityOne with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Capital Bank Financial may be obtained free of charge at Capital Bank Financial’s website at http://investor.capitalbank-us.com/ and the documents filed by CommunityOne may be obtained free of charge at CommunityOne’s website at http://ir.community1.com/. Alternatively, these documents can be obtained free of charge from Capital Bank Financial upon written request to Capital Bank Financial Corp., Attention: Investor Relations, 4725 Piedmont Row Drive, Suite 110, Charlotte, North Carolina 28210 or from CommunityOne upon written request to CommunityOne Bancorp, Attention: Investor Relations, 1017 E. Morehead Street, Suite 200, Charlotte, North Carolina 28204.

Exhibit 99.1

Forward-looking Statements

The information presented above may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of Capital Bank Financial or CommunityOne. Forward-looking statements can be identified by the use of the words “anticipate,” “expect,” “intend,” “estimate,” “target” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management's control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; credit and interest rate risks associated with Capital Bank Financial’s or CommunityOne’s respective businesses, customer borrowing, repayment, investment and deposit practices, and general economic conditions, either nationally or in the market areas in which Capital Bank Financial or CommunityOne operate or anticipate doing business, may be less favorable than expected; new regulatory or legal requirements or obligations; and other risks and important factors that could affect Capital Bank Financial’s or CommunityOne’s future results that are identified in their Annual Reports on Form 10-K for the year ended December 31, 2015 and other reports filed with the SEC. Forward-looking statements are made only as of the date of this presentation, and neither Capital Bank Financial nor CommunityOne undertakes any obligation to update any forward-looking statements contained in this presentation to reflect events or conditions after the date hereof.

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